SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)December 18, 2002

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-31089	77-0416232

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47100 Bayside Parkway, Fremont, CA	94538

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 360-8000

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     Virage Logic Corporation (the “Company”) and Mr. Tushar Gheewala have reached a resolution of the lawsuit Mr. Gheewala filed against the Company on November 12, 2002 in the California Superior Court in Alameda County. Mr. Gheewala has agreed to dismiss the lawsuit with prejudice and to withdraw his claims against the Company. Terms of the settlement were not disclosed.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date: January 3, 2003	VIRAGE LOGIC CORPORATION

By: /s/ JAMES R. PEKARSKY

James R. Pekarsky, Vice President, Finance and Chief Financial Officer

3